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As filed with the Securities and Exchange Commission on September 16, 2011

File No. 001-35277

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

EP Energy Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0637534 (I.R.S. employer identification number)
1001 Louisiana St. Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
(713) 420-2600 (Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.01 per share	NASDAQ Global Select Market

Securities to be registered pursuant to Section 12(g) of the Act:
None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EP Energy Corporation

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

        Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.    Business.

        The information required by this item is contained under the sections of the information statement entitled "Summary," "Risk Factors," "Cautionary Statement Concerning Forward-Looking Statements," "Business" and "Relationship with El Paso After the Spin-Off." Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

        The information required by this item is contained under the sections of the information statement entitled "Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements." Those sections are incorporated herein by reference.

Item 2.    Financial Information.

        The information required by this item is contained under the sections of the information statement entitled "Summary Historical and Pro Forma Condensed Consolidated Financial Information," "Capitalization," "Selected Financial Data," "Unaudited Pro Forma Condensed Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk." Those sections are incorporated herein by reference.

Item 3.    Properties.

        The information required by this item is contained under the section of the information statement entitled "Business—Oil and Gas Properties." That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained under the section of the information statement entitled "Security Ownership of Certain Beneficial Owners and Management." That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

        The information required by this item is contained under the section of the information statement entitled "Management." That section is incorporated herein by reference.

Item 6.    Executive Compensation.

        The information required by this item is contained under the sections of the information statement entitled "Management" and "Executive Compensation." Those sections are incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions.

        The information required by this item is contained under the sections of the information statement entitled "Summary," "Risk Factors," "Certain Relationships and Related Transactions," "Relationship

with El Paso after the Spin-Off" and "Management." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

        The information required by this item is contained under the section of the information statement entitled "Business—Legal Proceedings." That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.

        The information required by this item is contained under the sections of the information statement entitled "Summary," "Risk Factors," "The Spin-Off," "Capitalization," "Dividend Policy" and "Description of Capital Stock." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

        Not applicable.

Item 11.    Description of Registrant's Securities to be Registered.

        The information required by this item is contained under the sections of the information statement entitled "Dividend Policy" and "Description of Capital Stock." Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained under the section of the information statement entitled "Indemnification of Directors and Officers." That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained under the sections of the information statement entitled "Index to Financial Statements and Supplementary Data" and the financial statements referenced therein. That section and the referenced financial statements are incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        Not applicable.

Item 15.    Financial Statements and Exhibits.

(a)   Financial Statements

        The financial statements contained under the section of the information statement entitled "Index to Financial Statements and Supplementary Data" are included in the information statement and filed as part of this registration statement on Form 10.

(b)   Exhibits

        See below.

  The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between El Paso Corporation and EP Energy Corporation.** †
3.1	Form of Certificate of Incorporation of EP Energy Corporation.*
3.2	Form of By-Laws of EP Energy Corporation.*
10.1	Form of Transition Services Agreement between El Paso Corporation and EP Energy Corporation.*†
10.2	Form of Trademark Licensing Agreement between El Paso Corporation and EP Energy Corporation.**
10.3	Form of Tax Indemnity Agreement by and between El Paso Corporation and EP Energy Corporation.**
10.4	Form of Employee Matters Agreement by and between El Paso Corporation and EP Energy Corporation.*
10.5	Form of Software Joint Ownership Agreement by and between El Paso Corporation and EP Energy Corporation.*†
10.6	Form of EP Energy Corporation 2011 Omnibus Incentive Plan.*
10.7
Third Amended and Restated Credit Agreement, dated as of June 2, 2011, among El Paso Exploration & Production Company and El Paso E&P Company, L.P., as Borrowers, the Lenders party thereto and BNP Paribas, as Administrative Agent for the Lenders.*
21.1	Subsidiaries of EP Energy Corporation.*
99.1	Information Statement of EP Energy Corporation, preliminary and subject to completion, dated August 11, 2011.*
99.2
Ryder Scott Company, L.P. reserve report for El Paso Exploration & Production Company and Four Star Oil & Gas Company as of December 31, 2010 (previously filed as Exhibit 99.A to the Annual Report of El Paso Corporation on Form 10-K for the year ended December 31, 2010, filed on March 1, 2011, and incorporated herein by reference).*

*
Filed herewith.

**
To be filed by subsequent amendment.

†
The schedules and exhibits to these agreements have been omitted. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission supplementally upon request.

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EP ENERGY CORPORATION
By:	/s/ BRENT J. SMOLIK
	Name:	Brent J. Smolik
	Title:	President and Chief Executive Officer

Date: September 16, 2011

 EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between El Paso Corporation and EP Energy Corporation.** †
3.1	Form of Certificate of Incorporation of EP Energy Corporation.*
3.2	Form of By-Laws of EP Energy Corporation.*
10.1	Form of Transition Services Agreement between El Paso Corporation and EP Energy Corporation.*†
10.2	Form of Trademark Licensing Agreement between El Paso Corporation and EP Energy Corporation.**
10.3	Form of Tax Indemnity Agreement by and between El Paso Corporation and EP Energy Corporation.**
10.4	Form of Employee Matters Agreement by and between El Paso Corporation and EP Energy Corporation.*
10.5	Form of Software Joint Ownership Agreement by and between El Paso Corporation and EP Energy Corporation.*†
10.6	Form of EP Energy Corporation 2011 Omnibus Incentive Plan.*
10.7
Third Amended and Restated Credit Agreement, dated as of June 2, 2011, among El Paso Exploration & Production Company and El Paso E&P Company, L.P., as Borrowers, the Lenders party thereto and BNP Paribas, as Administrative Agent for the Lenders.*
21.1	Subsidiaries of EP Energy Corporation.*
99.1	Information Statement of EP Energy Corporation, preliminary and subject to completion, dated August 11, 2011.*
99.2
Ryder Scott Company, L.P. reserve report for El Paso Exploration & Production Company and Four Star Oil & Gas Company as of December 31, 2010 (previously filed as Exhibit 99.A to the Annual Report of El Paso Corporation on Form 10-K for the year ended December 31, 2010, filed on March 1, 2011, and incorporated herein by reference).*

*
Filed herewith.

**
To be filed by subsequent amendment.

†
The schedules and exhibits to these agreements have been omitted. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission supplementally upon request.

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  Item 1. Business.
  Item 1A. Risk Factors.
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Transactions.
  Item 8. Legal Proceedings.
  Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.
  Item 10. Recent Sales of Unregistered Securities.
  Item 11. Description of Registrant's Securities to be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
  Item 15. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX